Prospectus Supplement (Sales Report) No. 11 dated December 30, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 66749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
66749	$10,625	$10,625	13.47%	1.00%	December 29, 2008	December 30, 2011	December 30, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 66749. Member loan 66749 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	crown cork & seal	Debt-to-income ratio:	22.09%
Length of employment:	16 years	Location:	batesville, MS

Home town:	Batesville
Current & past employers:	crown cork & seal, union planters bank
Education:	northwest community college

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all credit cards and revolving account

A credit bureau reported the following information about this borrower member on January 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	57
Revolving Credit Balance:	$13,846.00	Public Records On File:	1
Revolving Line Utilization:	71.00%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360252	$6,000	$6,000	14.42%	1.00%	December 29, 2008	December 28, 2011	December 28, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 360252. Member loan 360252 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,923 / month
Current employer:	US Attorney's Office	Debt-to-income ratio:	15.18%
Length of employment:	6 months	Location:	Chicago, IL

Home town:	South Bend
Current & past employers:	US Attorney's Office, Keane Inc
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

I have a plan to be debt free in 4 years. While I can do with my current credit card rates, it would be much more efficient if I could reduce my interest payments. I will use this loan to pay off two credit cards. $5,000 at 21.21% $10,000 at 14.4%

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,616.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363828

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363828	$25,000	$25,000	12.21%	1.00%	December 25, 2008	December 26, 2011	December 26, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 363828. Member loan 363828 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Mytek Network Solutions	Debt-to-income ratio:	11.97%
Length of employment:	3 years	Location:	Dayton, OH

Home town:	Dayton
Current & past employers:	Mytek Network Solutions
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

My company provides information technology solutions for small business. We wish to become a technology managed services provider for small businesses but this requires a signifigant upfront investment in software and hardware. I am putting in $25K of my money and still need an additional $25K to purchase the required gear.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	40
Revolving Credit Balance:	$2,796.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What gear are you purchasing?	3 Servers, required licensing, monitoring software and network infrastructure. The monitoring software and probe licensing account for the largest percentage of overall cost. Thanks for asking.

Member Payment Dependent Notes Series 367337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367337	$25,000	$25,000	12.53%	1.00%	December 26, 2008	December 26, 2011	December 26, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367337. Member loan 367337 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Big 4 Audit & Accounting Firm	Debt-to-income ratio:	13.74%
Length of employment:	4 years	Location:	Rocky River, OH

Home town:	Cleveland
Current & past employers:	Big 4 Audit & Accounting Firm
Education:	Cleveland State University

This borrower member posted the following loan description, which has not been verified:

I am starting a new business offering off-shore software development around data analytics related to internal audit departments. I will use the funds to support the float between vendor payments (expenses) & customer payments (income).

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,110.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367398	$10,000	$10,000	14.74%	1.00%	December 24, 2008	December 23, 2011	December 23, 2012	$1,100

                This series of Notes was issued upon closing and funding of member loan 367398. Member loan 367398 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	amagansett po	Debt-to-income ratio:	18.71%
Length of employment:	19 years 8 months	Location:	RIVERHEAD, NY

Home town:
Current & past employers:	amagansett po
Education:	ccny

This borrower member posted the following loan description, which has not been verified:

to paydown on some of the high interest cards and small loans

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,540.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367628	$3,000	$3,000	13.16%	1.00%	December 25, 2008	December 25, 2011	December 25, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367628. Member loan 367628 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	ganley auto	Debt-to-income ratio:	14.08%
Length of employment:	4 years	Location:	cuyahoga falls, OH

Home town:	parma
Current & past employers:	ganley auto, montrose auto group
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

Purchase of a used 2003 potiac bonneville. My other car is a 2007 benz c230 that is not reliable in snow. I am able to purchase the veh for $2,500.00. It needs tires. I would use the balance of the $3000.00 for the tire purchase.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,490.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367680	$7,200	$7,200	10.95%	1.00%	December 25, 2008	December 24, 2011	December 24, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367680. Member loan 367680 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,967 / month
Current employer:	Lerman, Boudart, & Associates, LLP	Debt-to-income ratio:	11.93%
Length of employment:	1 month	Location:	CHICAGO, IL

Home town:	Tracy
Current & past employers:	Lerman, Boudart, & Associates, LLP, CSI Accounting Services, US Bancorp, University Of Minnesota
Education:	Metropolitan State University, Southwest Minnesota State University

This borrower member posted the following loan description, which has not been verified:

Hi. My name is Mark. I got a job in Chicago that started Nov 10, 2008. It pays over $10000/yr more than my previous salary in Minneapolis. My wife also got a job in Chicago but it won't begin until the first week of April, 2009. So we are stuck paying both a mortgage and a rent payment until then. The loan will cover the Chicago rent payments, which are $945 a month, plus whatever other moving expenses we incur, such as double utilities, a few basic pieces of furniture, etc. My credit score is great, and besides, I have a stake in the family farm so my parents are used to helping me out with their income. I'm just getting tired of bugging them. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,931.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the house on the market and what if it doesn't sell for an extended period of time? Will you need another loan to cover the mortgage payments if this one runs out?	The property is a condo located in a fashionable Minneapolis neighborhood. We plan to lease it at cost instead of selling it. It has a balcony with a fabulous view, new appliances, and great appeal in every other way. In the case it does not rent right away, we would continue to take a draw from my parents. No new loan is needed to cover this. My wife's job starts in early April and life will be back to normal then.
Carlson school of management graduate? as a current csom student I'll help out	Carlson is an awesome school, and I was tempted to go there, but because of my demanding work schedule I had to pick a school that catered to working adults. Metro State has a good accounting program. The classes I took there have enabled me to obtain my current employment with a CPA firm in Chicago.
Welcome to Chicago, and good luck with your new job. I'm sure you are used to this kind of weather. As a new commer to Chicago, I'll toss ya a few bucks to help you out. Where in the city, neighborhood wise, did you find an apartment?	Thanks MachV, I found one through Apt Finders in the Wrigleyville area around Irving Park & N Sheridan. Happy Holidays!

Member Payment Dependent Notes Series 367703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367703	$10,000	$10,000	13.47%	1.00%	December 24, 2008	December 24, 2011	December 24, 2012	$4,500

                This series of Notes was issued upon closing and funding of member loan 367703. Member loan 367703 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Verizon Business	Debt-to-income ratio:	20.83%
Length of employment:	4 years 3 months	Location:	Cary, NC

Home town:	Sarajevo
Current & past employers:	Verizon Business
Education:

This borrower member posted the following loan description, which has not been verified:

The loan of 10,000 would help me complete the final payment on a house that was purchased as property that will eventually be used as primary residence. No other loans have been raised against this property as house has mostly been paid off with money from savings.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,634.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of interest rate are you paying on this property now? Given that the current interest rate on most residential (income property) loan is less then 8%. Why are you willing to pay 13.47% on a unsecured loan which interest is not even tax deductible?	Excellent question and you are absolutely correct about the current interest rates. However my situation is a little complicated. The reason why I applied for a unsecured loan is because the property that I purchased is actually back in my native land, Serbia. I was born there but have been living in the US for the past 11 years. On my last visit I solely went back to look at properties, pariculartly at condo apartments as I dont have anywhere to stay when I visit, and when I go, I usually stay for about a month. To my luck I came across this unfinished house that current owner was trying to get rid off due lack of interest of his kids, for whom the house was built for. After assesing the condo market and land price I decided that purchasing that house would be way cheaper and economicial, especially for the price that he willing to sell it for. The payoff agreement between myself and the owner was 18 months and this last loan would help me complete my end of the deal and own the house outright. And as I live in the US I found it more easy to pay for a loan here then to have to deal with bank wire transfers every month. Hope this info helped and please let me know if you have any other questions or concers.

Member Payment Dependent Notes Series 367745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367745	$10,000	$10,000	11.26%	1.00%	December 24, 2008	December 24, 2011	December 24, 2012	$3,000

                This series of Notes was issued upon closing and funding of member loan 367745. Member loan 367745 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Sun Microsystems	Debt-to-income ratio:	4.16%
Length of employment:	10 years 7 months	Location:	Superior, CO

Home town:	La Porte City
Current & past employers:	Sun Microsystems
Education:	California Lutheran University

This borrower member posted the following loan description, which has not been verified:

I will use the funds to pay off & close a credit card account that recently raised my interest rate, despite my excellent credit history. I have paid my bills 100% on time throughout my adult life. However, in today's credit environment it has become increasingly difficult to obtain favorable terms through traditional lenders. Therefore, I am excited to give Lending Club a try.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,331.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do you account for the $44k in revolving credit? What's the interest rates on those cards?	The debt was accumulated as part of more than $100K my husband & I invested to acquire a business, which he now runs (and which just turned profitable in its 2nd year). The interest rates on the debt run from 9.9 to 18.99%.

Member Payment Dependent Notes Series 367770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367770	$10,000	$10,000	11.26%	1.00%	December 24, 2008	December 24, 2011	December 24, 2012	$2,700

                This series of Notes was issued upon closing and funding of member loan 367770. Member loan 367770 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,323 / month
Current employer:	Normans Electronics	Debt-to-income ratio:	17.73%
Length of employment:	5 years 3 months	Location:	Rockmart, GA

Home town:	Birmingham
Current & past employers:	Normans Electronics, Coca-Cola
Education:	Coosa Valley Technical College

This borrower member posted the following loan description, which has not been verified:

Thank you for you consideration and/or bids. I am looking for a Lending Club loan to pay off 2 high interest credit cards and pay off my truck and possibly pay off another small loan that my wife and I have together. I am an excellent candidate for this loan because, I can pay on time, all the time. I have not missed a payment or been late on anything in over 10 years. I only have these three things left with the big banks and once their consolidated I will be free from the grip of "adjustable" anything ever again. I have learned my lesson. I have made a very successful effort to get out of my debt load. Each month my wife and I sit down and pay the bills and we see so much more progress and we no longer just keep current now we are even paying a little bit more each month. We would like to be able to one day help others in need and to do that we need to clear this debt up. By combining these payments into one, perhaps a bit lower and certainly a lower interest rate, payment we could realize this dream. I am hoping that someone out there is willing to provide me with the opportunity to continue to realize success and achieve future dreams and to continue the Lending Club cycle of helping others. I am married, no children except for my four legged one. I work in the Home Theater industry Making $30,000 to $32,000 yearly. My wife works for the State of Georgia as a payroll manager she earns in the $40,000 to $50,000 range. I have had the same job for 5 years she has had her job for 8 years+. In closing I appreciate the time and opportunity you have given to review my proposal.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,895.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367791	$10,000	$10,000	14.74%	1.00%	December 24, 2008	December 24, 2011	December 24, 2012	$1,100

                This series of Notes was issued upon closing and funding of member loan 367791. Member loan 367791 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	CBD college	Debt-to-income ratio:	16.33%
Length of employment:	10 years	Location:	Glendale, CA

Home town:	Gyumri
Current & past employers:	CBD college
Education:	Yerevan State University, Armenia

This borrower member posted the following loan description, which has not been verified:

I'm paying $2500 interest each month over a year to help my son's with his accumulated dept that he owns but the way it goes I do not see the end of it and as mother I have decided to help him out one last time? I?m a good candidate for this loan. I work full time and have a secure and stable job over 10 years. Thank you in advanceyou?re your consideration?

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	16
Revolving Credit Balance:	$13,592.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Maybe this question shouldn't matter, but are you asking your son to pay of this loan, or will you be paying off? I realize it is you who will be fully responsible.	My son promise to help ?but regardless of it? I will be fully responsible

Member Payment Dependent Notes Series 367854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367854	$10,000	$10,000	9.63%	1.00%	December 25, 2008	December 24, 2011	December 24, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367854. Member loan 367854 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Gilman City R-IV School District	Debt-to-income ratio:	22.97%
Length of employment:	8 years	Location:	Trenton, MO

Home town:	King City
Current & past employers:	Gilman City R-IV School District, Marceline R-V, Lowe's Home Improvement, Country Kitchen Restaurant
Education:	Missouri Western State College, William Woods University, Peru State College

This borrower member posted the following loan description, which has not been verified:

My husband and I would like to have 1 monthly payment for our credit card and line of credit debt with a specific time frame, i.e. 60 months $460 a month and we are done with our credit debt for good. We Will use the money to pay off our 5 creditors to combine our bills into one payment.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,488.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm not sure if this is a question I can ask, but I am just curious if both you and your husband work and if you can tell me what your mortgage payment is? Thanks so much.	I am a school teacher and my husband is a service technician at a car dealership. I have a master's degree and my husband has an associate's degree. Our Mortgage payment is $320 a month.

Member Payment Dependent Notes Series 367859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367859	$10,000	$10,000	11.26%	1.00%	December 25, 2008	December 24, 2011	December 24, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367859. Member loan 367859 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Sustainably Built	Debt-to-income ratio:	12.20%
Length of employment:	11 months	Location:	Boulder, CO

Home town:
Current & past employers:	Sustainably Built
Education:	Oberlin

This borrower member posted the following loan description, which has not been verified:

I am the owner of a new, but quickly growing consulting business in the green building industry. I have taken on considerable credit card debt to purchase equipment and training for my employees. My introductory credit card rates have now gone to as high as 21% and I can't get any new credit card companies to give me more than a couple thousand dollars at any lower rate. I own my own condo and have considerable equity built up, but no bank will talk to me about a HELOC or a refinance since I don't have 2 years of tax returns to prove my new higher rate of income, since my business has been fully functional for less than a year. I simply need to get these high interest rates down so that I can start paying more principle than interest. My credit score is excellent and I always pay on time. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,264.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you please give more details about the business. ty	Primarily, we provide energy efficiency analysis to builders, architects, and homeowners in order to predict their energy bills. We then make recommendations for cost-effective improvements to reduce energy use. We are nationally accredited and our services are mandatory within our city and county. With nearly 100 clients in less than one year, we continue to grow quickly...and most of those clients (builders & architects) will now be repeat customers.
Do you have a website?	http://www.sustainablybuilt.com

Member Payment Dependent Notes Series 367972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367972	$8,000	$8,000	11.89%	1.00%	December 26, 2008	December 26, 2011	December 26, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367972. Member loan 367972 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	School District 99	Debt-to-income ratio:	19.52%
Length of employment:	20 years 6 months	Location:	Plainfield, IL

Home town:	Bolingbrook
Current & past employers:	School District 99
Education:

This borrower member posted the following loan description, which has not been verified:

We would like to pay off empire carpet. We had 18 months free financing and the free financing is up in January. So we would like to get the loan so we won't have to pay the back finance on the carpet loan. Also to pay off Home Depot credit card.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	52
Revolving Credit Balance:	$83,434.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367980	$8,500	$8,500	11.58%	1.00%	December 25, 2008	December 25, 2011	December 25, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367980. Member loan 367980 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	20.75%
Length of employment:	14 years	Location:	SHAWNEE, KS

Home town:	Detroit
Current & past employers:	United Parcel Service, Best Buy Co. Inc.
Education:	Johnson County Community College

This borrower member posted the following loan description, which has not been verified:

My lease is about to expire and I would like to get a home instead of continuing to rent. I've been searching around the Kansas City area and I've found a house that I really like but it cost $8,500 more then the amount of cash I have saved up. I've considered getting a mortgage but the amount of funds I need is too small so I figured a personal loan would better suit my needs. I have pretty good credit other then my debt to income ratio is abit high but i have never made a late payment and I can assure this loan will be repaid in full. Any questions please ask. Thanks for reading. Frank

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,496.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367996	$9,500	$9,500	15.05%	1.00%	December 26, 2008	December 25, 2011	December 25, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367996. Member loan 367996 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,808 / month
Current employer:	SMSC Gaming Enterprise	Debt-to-income ratio:	12.31%
Length of employment:	6 years 3 months	Location:	Minneapolis, MN

Home town:	St. Louis Park
Current & past employers:	SMSC Gaming Enterprise
Education:	University of Minnesota

This borrower member posted the following loan description, which has not been verified:

Unfortunately my story isn't uncommon. I would like to pay down my credit cards. I have a good job and feel secure about it as my company has not announced any lay-offs. A fresh start would mean a new lease - thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1981	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,506.00	Public Records On File:	0
Revolving Line Utilization:	98.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 368034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368034	$8,000	$8,000	10.95%	1.00%	December 25, 2008	December 25, 2011	December 25, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368034. Member loan 368034 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	IPHFHA	Debt-to-income ratio:	7.10%
Length of employment:	6 months	Location:	Wichita, KS

Home town:	Wichita
Current & past employers:	IPHFHA, ICM, Inc, Lowe's
Education:	Wichita State University, Cowley County Community College

This borrower member posted the following loan description, which has not been verified:

We are finishing the basement of our house to add 2 bedrooms, an office, a family room, and a bathroom.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,831.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368104	$16,000	$16,000	14.42%	1.00%	December 26, 2008	December 26, 2011	December 26, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368104. Member loan 368104 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	Contra Costa County	Debt-to-income ratio:	18.12%
Length of employment:	4 months	Location:	Concord, CA

Home town:	Pleasanton
Current & past employers:	Contra Costa County, San Diego Center for Children
Education:	San Diego State University-Main Campus, National University

This borrower member posted the following loan description, which has not been verified:

I am struggling with an old credit card debit of $15,000. I am making more than the monthly payments every month and am paying on time, but the interest is killing me and not allowing me to get the debit down. I have good credit and a very good steady job. The banks will not lend me money because the revolving balance on my credit cards is so high. I am paying $600-$800 a month on my credit cards. I am looking for a personal loan of $15,000 from a reputable person or financial institution. I am trying to pay this debt down before I start my Ph.D. program.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,085.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You wrote that you are paying $600-$800 per month on this credit line, the new payments with this loan are going to be $550, what are you planning to do with the extra cash?	It will go to our savings (my wife and I), we want to start a family in the near future and want the money put aside for that. Also I am hopefully, going to be starting a Ph.D. program in the fall of '09 and I do not want to start in debt. So some of the money will go to pay for those expenses.

Member Payment Dependent Notes Series 368143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368143	$4,000	$4,000	13.47%	1.00%	December 24, 2008	December 26, 2011	December 26, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368143. Member loan 368143 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Triton Digital	Debt-to-income ratio:	8.55%
Length of employment:	16 years	Location:	Brooklyn, NY

Home town:	Detroit
Current & past employers:	Triton Digital
Education:	Ohio University

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to consolidate approx. $3,600 in loan debt that I incurred at a higher rate because of lower credit in the past. I have been working hard to increase my FICO score (it's now around 700) and haven't missed a credit card payment in more than 18 months! Now I just want to pay off the rest of my debt and move on with a lower interest rate. This loan will facilitate the final step of my personal economic recovery plan.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,469.00	Public Records On File:	1
Revolving Line Utilization:	56.90%	Months Since Last Record:	25
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368150	$8,000	$8,000	9.32%	1.00%	December 24, 2008	December 29, 2011	December 29, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368150. Member loan 368150 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	schlossberg soloman memorial chapel	Debt-to-income ratio:	1.08%
Length of employment:	10 years	Location:	Pembroke Pines, FL

Home town:	New York
Current & past employers:	schlossberg soloman memorial chapel, National Basketball Association, ESPN, Sports Illustrated, Cosmo, Seventeen Magazines
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

First, I would like to thank you for taking this time to read my brief. To give you a little info about me, I the 30 year old owner of HUSH Shapewear and Accessories. I have spent the last 14 months working exhaustively on the R&D (research and development) of my brand's products, testing, designing and developing an innovative/functional line for a broad demographic of women (ages 18- 50) I have produced an initial line of 30 products: Slimming/Bodyshaping lingerie and garments ie: tank tops + dresses(these pieces can literally can take up to 4 sizes off of a woman) Panties with removable padding, completely backless bra's, tag and bra strap "tamers", carbon filtered inserts for underwear, bra stap converters and comfort straps, portable lint packs and magic erasers for deodorant or spill marks, double sided body and fashion tape, invisible panties, a secret pocket for bras etc... HUSH will be every girls best kept secret and Hollywood Stylists brand of choice for all of their clients red carpet needs. This company is my baby. I spent 5 years in NYC (my hometown) working in the entertainment industry in both Public Relations and Publishing. I've developed strong relationships with publicists and Editors at Magazines and have amassed an enormous contact list of over 800k clients waiting for HUSH's 2009 launch. These are REAL women who are ready and waiting to buy HUSH as soon as it launches. I have also built relationships with buyers at Saks, Bloomies and Neiman Marcus, as well as boutique stores in Miami, NY and L.A. who have pre-ordered inventory. HUSH will also be sold in the international market where there is huge demand and little competition. Additionally, I am currently building the HUSH e-commerce website www.shopHUSH.com. I have made it a point to fund my business with personal capital and not by incurring debt and up until this point have been successful. However, the demand for these products has exceeded my initial expectations (not the worst problem to have) and I am seeking this loan to cover a small portion of my upfront manufacturing/delivery costs. My business is one of the few that is seemingly insulated from the current economic downturn. History and studies show that women tend to spend more, rather than less, on vanity and beauty items during a recession. I work with reliable manufacturers in both Asia and Colombia, South America and can supply more information about them if wanted. The margins on my products are good, typically 4:1. I am a safe, reliable borrower with a smart business plan and innovative line of products. I have a good credit history with little debt. I hope that you will deem me a worthy borrower and thank you in advance for taking the time to read this. I hope you choose me:)

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	58
Revolving Credit Balance:	$3,416.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm perplexed it sounds like you have a great up and coming business (that you've no doubt worked hard at), but you state in your profile that you've been employed for 10 years at Memorial chapel. Was 5 years in NYC 10+ years ago?	Forgive me, maybe I should have made this clearer. My family has been in the funeral business for over 40 years. Just over 10 years ago my Grandfather was no longer able to run the daily operations of the business so my father and I stepped in to run the business. The 5+ "working" years in NYC (I lived there most of my life) were from post College until I moved to South Florida. Essentially, I have run the family business as more of a necessity while I have pursued my actual career interests simultaneously. This was a bit exhausting which is why I decided to change my focus to my own business which would allow me the same creative outlet but more freedom to meet obligation w/passion. So to recap, 10 years ago took over the family business, became assistant G.M. (Father is G.M.) but also worked in the Sports Relations business for a major Sports league. When this became exhaustive I became a freelance journalist writing for over 10 publications in both Sports, Entertainment, eventually focusing on dating and relationships ( I won an award for writing in this category and was interviewed by a very popular Sattelite Radio show).This allowed me to make great contacts in the entertainment/P.R. business. I realized I had a knack for understanding what women want and how to effectively market it to the right people to make it successful.

Member Payment Dependent Notes Series 368155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368155	$6,400	$6,400	10.95%	1.00%	December 29, 2008	December 26, 2011	December 26, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368155. Member loan 368155 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	chris's Smog Shop	Debt-to-income ratio:	17.12%
Length of employment:	3 years	Location:	san francisco, CA

Home town:	Seattle
Current & past employers:	chris's Smog Shop
Education:	City college San Francisco

This borrower member posted the following loan description, which has not been verified:

Would like a method of refinancing my credit card debt into a fixed lower APR Currently my $7400 credit card debt carries more than 15% APR Refinancing my debt to a 2-3 year loan with 5-6% APR is what I would like Please inform me of my options

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,005.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you Chris of Chris's Smog Shop? I've read several great reviews about this place.	Thank you for rresponding, No, I'm not the owner but one of two Smog technicians that work at the Chris's Smog shop.

Member Payment Dependent Notes Series 368168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368168	$11,000	$11,000	12.53%	1.00%	December 29, 2008	December 26, 2011	December 26, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368168. Member loan 368168 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	target	Debt-to-income ratio:	1.62%
Length of employment:	16 years	Location:	NORTH HOLLYWOOD, CA

Home town:	Mar del Plata
Current & past employers:	target
Education:	Instituto Industrial Pablo Tavelli

This borrower member posted the following loan description, which has not been verified:

Consolidate debts

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	41
Revolving Credit Balance:	$4,526.00	Public Records On File:	1
Revolving Line Utilization:	20.60%	Months Since Last Record:	25
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368223	$15,000	$15,000	9.63%	1.00%	December 30, 2008	December 27, 2011	December 27, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368223. Member loan 368223 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Snohomish County Sheriff's Office	Debt-to-income ratio:	9.62%
Length of employment:	11 months	Location:	Woodinville, WA

Home town:	Everett
Current & past employers:	Snohomish County Sheriff's Office, Seattle Police Department
Education:	Western Washington University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate several credit cards and the remainder of my auto loan. My rates are more than acceptable now, I just want a fixed payment with a fixed term.

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1976	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,002.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368243	$9,600	$9,600	9.32%	1.00%	December 29, 2008	December 27, 2011	December 27, 2012	$1,400

                This series of Notes was issued upon closing and funding of member loan 368243. Member loan 368243 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Visionary Home Builders of CA	Debt-to-income ratio:	8.52%
Length of employment:	5 years 1 month	Location:	Sacramento, CA

Home town:	San Diego
Current & past employers:	Visionary Home Builders of CA, ACLC, Inc.
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

Deciding it's time to get my retirement account going, and would like to completely fund my 2008 and 2009 limits. I have till April of 2009 to complete the 2008 funding, so there is still plenty of time.

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,309.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why would you borrow for an IRA account at a rate that would be higher than your rate of return?	I can't say for sure what my rate of return will be for my Roth IRA account. Assuming I make bad investments then, sure, I take a loss. But, if I make good investments, then I cover the cost of interest for this loan, hold some stocks/funds, and at the end of repaying the loan (3 years) I plan to have funded 4 years ('08, '09, '10, '11) worth of contributions. I agree that there's always risk to investing in the market, but now is the time for me to get started and with your help I can make it happen. Whatever the case, the loan through LendingClub shall be repaid in full. Thank for your question.

Member Payment Dependent Notes Series 368428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368428	$5,000	$5,000	11.89%	1.00%	December 30, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 368428. Member loan 368428 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Petco Animal Supplies	Debt-to-income ratio:	1.62%
Length of employment:	4 years 2 months	Location:	FORT LAUDERDALE, FL

Home town:	newburgh
Current & past employers:	Petco Animal Supplies, Target
Education:	Dutchess Community College

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate small balance credit cards due to high interest rates.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,005.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368432	$15,000	$15,000	11.58%	1.00%	December 26, 2008	December 29, 2011	December 29, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368432. Member loan 368432 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,518 / month
Current employer:	Ms. Foundation for Women	Debt-to-income ratio:	10.51%
Length of employment:	3 years 8 months	Location:	Fort Lee, NJ

Home town:	North Bergen
Current & past employers:	Ms. Foundation for Women, The New York Hall of Science
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

A loan of this size would allow me to pay off my highest interest loans and credit cards and make just one payment to the Lending Club. I am working very hard at getting out of debt to maintain a good credit rating, but the traditional lending institutions have been unwilling to work with me at lowering the interest rates. The reason why I'm in debt: For the last three years, my family has had to pay the expenses that insurance did not cover for a sick parent, my mother. In my case it has been difficult, for my mother is overseas, and I've had the added burden of having to travel. This has taken a toll on me and my sisters. The expenses have finally come under control for my mother is home, and we can finally think about to getting back to normalcy. I am a good investment, and hope that you'll approve or invest in my request. I was brought with values and the believe that you must pay your debts. Thank you for your consideration to this request for a loan. Sunflower

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1980	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,281.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368462	$12,250	$12,250	13.67%	1.00%	December 29, 2008	December 29, 2011	December 29, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368462. Member loan 368462 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Colonial Physical Therapy	Debt-to-income ratio:	13.28%
Length of employment:	6 months	Location:	parlin, NJ

Home town:	new brunswick
Current & past employers:	Colonial Physical Therapy
Education:	middlesex county college

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate debt and also pay for school.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,558.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will your debt consolidation payment lower your monthly payment overall?	yes it would be saving me a couple hundred dollars almost.

Member Payment Dependent Notes Series 368474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368474	$4,000	$4,000	13.79%	1.00%	December 24, 2008	December 29, 2011	December 29, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368474. Member loan 368474 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Sprig Elec	Debt-to-income ratio:	1.52%
Length of employment:	5 years	Location:	San Leandro, CA

Home town:	San Jose
Current & past employers:	Sprig Elec
Education:	Electrical JATC

This borrower member posted the following loan description, which has not been verified:

I appeciate you taking the time to read my request. I need to come up with 5000 dollars by the end of the month for property taxes. I am well positioned to repay the money. I have a lot of stock. I have a home, 3 paid off vehicles, and I also make $150000 a year. I am going through a slow time right now, and would very much appreciate the help. I am also a lender, so I will by all means repay your money promptly.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,783.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368488	$5,500	$5,500	12.21%	1.00%	December 30, 2008	December 30, 2011	December 30, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368488. Member loan 368488 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	verizon wireless	Debt-to-income ratio:	5.53%
Length of employment:	10 years	Location:	moorpark, CA

Home town:	thousand oaks
Current & past employers:	verizon wireless, seqouia sandwich co.
Education:	Bakersfield College

This borrower member posted the following loan description, which has not been verified:

consolidate debt and extra cash for college education

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	47
Revolving Credit Balance:	$4,405.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your delinquency? Thanks.	i had a credit card on auto debit and the bank failed to do the form correct, but when they contacted me i went to the bank and paid right away

Member Payment Dependent Notes Series 368493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368493	$15,000	$15,000	13.79%	1.00%	December 29, 2008	December 29, 2011	December 29, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368493. Member loan 368493 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Mastech/Kaiser Permanente	Debt-to-income ratio:	7.12%
Length of employment:	2 months	Location:	Pleasanton, CA

Home town:	lahore
Current & past employers:	Mastech/Kaiser Permanente, Ernst & Young LLP, University of Illinois at Chicago
Education:	Punjab University, Ferris State University, Kellogg School of Management - Northwestern University

This borrower member posted the following loan description, which has not been verified:

Hello, After being unemployed for a while in Chicago, recently I relocated to the Bay Area. Soon after I landed a decent job at a good firm. I am going to be working significant number of overtime hours this winter & spring. This should further increase my take home salary. I now have to buy a used but decent car. I'd also like to consolidate my credit card debt. It'll be great to make one payment each month and quickly pay off the debt. Fortunately I found a very nice and fully furnished 1 bedroom apartment. My rent is $1000/month and includes internet, cable, utilities, and etc. Other than 2 credit card paymentsand monthly cell phone bill, I don't have anyother major expenses. I try to live as frugally as possible and don't believe in biting more than I can chew. I don't drink and smoke. Thanks, Murtza Naseem

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	59
Revolving Credit Balance:	$24,803.00	Public Records On File:	1
Revolving Line Utilization:	77.50%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain how you got to $24K in credit card debt?	I don't have $24K in credit card debt. I think my total debt is no more than $9,500. I got laid off in Sept 2007 and had been unemployed. I lived frugally, never missed mortgage payment and used my credit cards primarily for job seeking purposes such as travelling, airfare, car rental, hotels, and finally relocation to California. I appreciate your interest in perhaps extending me the loan. MN
You also have a public record on file, can you explain?	What kind of public record? Could please be a little more specific? Thanks, MN

Member Payment Dependent Notes Series 368507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368507	$5,500	$5,500	9.32%	1.00%	December 24, 2008	December 29, 2011	December 29, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368507. Member loan 368507 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Trek Bicycle Store of Boulder	Debt-to-income ratio:	16.23%
Length of employment:	1 month	Location:	longmont, CO

Home town:	St. Louis
Current & past employers:	Trek Bicycle Store of Boulder, Trek Bicycle Store of St. Louis
Education:	Lindenwood University

This borrower member posted the following loan description, which has not been verified:

After a recent cross-country move, my husband and I purchased more with our credit card than we originally anticipated. I will use this loan to refinance our card at a better rate, and also free up the limit so that it is available for emergencies. Thanks!

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,997.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did your company move you to the great state of Colorado or did you volunteer?	Hi. We moved here voluntarily. Who wouldn't want to live here?
it shows your current revolving balance as 3997 but you are requesting 5500, are you planning on consolidating other bills as well or would extra money after paying off card(s) be paid back early?	I think the 3997$ was reported from last month's credit card statement, but isn't currently accurate. The actual total on our credit card is just over $5600.

Member Payment Dependent Notes Series 368542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368542	$12,000	$12,000	10.95%	1.00%	December 29, 2008	December 29, 2011	December 29, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368542. Member loan 368542 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,500 / month
Current employer:	Self employed	Debt-to-income ratio:	8.49%
Length of employment:	10 years 6 months	Location:	Annapolis, MD

Home town:	Annapolis
Current & past employers:	Self employed
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

Thriving services company in need of short term cash infusion to cover expansion and acquisition costs. Will be repaid in less than 60 days, open to competitive rates.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$224,090.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of services does your company provide and what exactly will the loan cover? Thanks	Services provided include wealth management and financial counseling. Loan proceeds will cover acquisition costs of an additional practice and the hiring of several new members of staff.

Member Payment Dependent Notes Series 368578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368578	$12,000	$12,000	11.58%	1.00%	December 30, 2008	December 30, 2011	December 30, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368578. Member loan 368578 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Laughing Buddha Brewing Co.	Debt-to-income ratio:	10.99%
Length of employment:	1 year 10 months	Location:	Seattle, WA

Home town:	Jamestown
Current & past employers:	Laughing Buddha Brewing Co., Puget Sound Blood Center, University of Washington, Seattle Cancer Care Alliance
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Laughing Buddha Brewing Company is an innovative startup brewery in Seattle, WA, crafting unique styles of beer. In under two years of business, Laughing Buddha has gained attention of local media and craft beer publications for their creative beers such as Ginger Pale Ale and Mango Weizen. Their beers are sold in Washington state in high-end grocery stores such as Whole Foods, speciality beer stores, gastropubs, and restaurants. Laughing Buddha is expanding distribution to Portland, Oregon and Vancouver, B.C. in January 2009. Laughing Buddha Brewing Company needs additional working capital to fund an increased inventory to support expanded distribution. Monies raised will be used to pay for raw ingredients such as malted barley and hops, bottling, and other expenses. Help fuel a fast growing and innovative new craft brewery!

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,109.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368667	$3,000	$3,000	14.74%	1.00%	December 30, 2008	December 30, 2011	December 30, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368667. Member loan 368667 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Delaware Moving and Storage	Debt-to-income ratio:	14.16%
Length of employment:	8 years	Location:	Bear, DE

Home town:	Indianapolis
Current & past employers:	Delaware Moving and Storage
Education:	Wilmington University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow 7000 so that I can fix up some things in my home.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,162.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What would you be fixing?	The bath tub and flooring in the master bathroom. It's very old and cruddy looking.

Member Payment Dependent Notes Series 368709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368709	$5,375	$5,375	13.47%	1.00%	December 29, 2008	December 30, 2011	December 30, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368709. Member loan 368709 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,042 / month
Current employer:	Black Hills Truck and Trailer	Debt-to-income ratio:	23.36%
Length of employment:	3 months	Location:	BLACK HAWK, SD

Home town:	Rapid City
Current & past employers:	Black Hills Truck and Trailer, U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

I have a few small loans and a credit card. and owe money to a friend. I'd like to get this loan to take care of all that and only have one payment.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,039.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 368766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368766	$4,000	$4,000	11.26%	1.00%	December 25, 2008	December 30, 2011	December 30, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368766. Member loan 368766 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Praxair Inc.	Debt-to-income ratio:	8.77%
Length of employment:	21 years	Location:	Whitehall, PA

Home town:	Allentown
Current & past employers:	Praxair Inc., materials transportion service
Education:

This borrower member posted the following loan description, which has not been verified:

pay off small credit card , use for daughters education

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,094.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368897	$11,200	$11,200	13.16%	1.00%	December 30, 2008	December 31, 2011	December 31, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368897. Member loan 368897 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Leonard D Marsocci CPA PA	Debt-to-income ratio:	4.48%
Length of employment:	6 years	Location:	TAMPA, FL

Home town:	Rochester
Current & past employers:	Leonard D Marsocci CPA PA, Cherry, Bekart, and Holland LLP
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I have 4 credit card totalling about 9,000 in debt. I will use this loan to pay off all my credit cards.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	40
Revolving Credit Balance:	$4,712.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368907	$5,000	$5,000	13.47%	1.00%	December 30, 2008	December 31, 2011	December 31, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368907. Member loan 368907 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Sodexo INC.	Debt-to-income ratio:	9.65%
Length of employment:	6 years	Location:	Oklahoma City, OK

Home town:	Oklahoma City
Current & past employers:	Sodexo INC., Gauchos Grill
Education:	Platt College-Oklahoma City

This borrower member posted the following loan description, which has not been verified:

I will be using the loan to consolidate my debt and pay it off more quickly and in a simpler manor.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,608.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 368954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368954	$2,500	$2,500	12.53%	1.00%	December 30, 2008	December 31, 2011	December 31, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368954. Member loan 368954 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	usps	Debt-to-income ratio:	10.92%
Length of employment:	18 years	Location:	BROCKTON, MA

Home town:
Current & past employers:	usps
Education:

This borrower member posted the following loan description, which has not been verified:

repairs to bathroom

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,510.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368965	$1,200	$1,200	8.00%	1.00%	December 30, 2008	January 6, 2012	January 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 368965. Member loan 368965 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	Fiserv	Debt-to-income ratio:	7.26%
Length of employment:	n/a	Location:	Milwaukee, WI

Home town:	Madison
Current & past employers:	Fiserv, Johnson Controls
Education:	Marquette University

This borrower member posted the following loan description, which has not been verified:

Personal loan.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,770.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
do you own or rent your home? What is your length of employment at Fiserv?	Thanks for the questions. I rent an appt. I've been working at Fiserv for three months now as a Financial Analyst in their finance and accounting department. Before my job at Fiserv I worked at Johnson Controls for two years.

Member Payment Dependent Notes Series 368981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368981	$2,500	$2,500	13.79%	1.00%	December 26, 2008	December 31, 2011	December 31, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368981. Member loan 368981 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	U.S. Navy	Debt-to-income ratio:	23.82%
Length of employment:	2 years 2 months	Location:	Petal, MS

Home town:	Petal
Current & past employers:	U.S. Navy
Education:

This borrower member posted the following loan description, which has not been verified:

I am moving into a new apartment and i want to have a little extra cash to help me settle into it.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	34
Revolving Credit Balance:	$5,411.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be on active duty during the entire duration of this requested loan? What is your rating? If E1 or E2, when is your next promotion?	Yes i will be on active duty for the entire duration of this requested loan. i am an E-4 currently and my next chance for advancement to E-5 is in September of 2009.

Member Payment Dependent Notes Series 369008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369008	$8,000	$8,000	9.32%	1.00%	December 30, 2008	December 31, 2011	December 31, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 369008. Member loan 369008 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	8.48%
Length of employment:	n/a	Location:	Fairborn, OH

Home town:	Dayton
Current & past employers:	V A Medical Center
Education:	Siena Heights University

This borrower member posted the following loan description, which has not been verified:

I am requesting money to pay off the credit card bills I have racked up due to retirement 7-07 and not getting my SS until 10-08and beingshort on money. I would really appreciate the loan----thanks---Dan

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,840.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses?	I do not have a written budget and I usually keep $1500 in a saving account for emergencies

Member Payment Dependent Notes Series 369039

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369039	$10,800	$10,800	15.05%	1.00%	December 29, 2008	December 31, 2011	December 31, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 369039. Member loan 369039 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	First Data	Debt-to-income ratio:	12.79%
Length of employment:	1 year 3 months	Location:	Sacramento, CA

Home town:	Baltimore
Current & past employers:	First Data
Education:	Towson University

This borrower member posted the following loan description, which has not been verified:

Hello, I am seeking to borrow money in order to consolidate credit card debt and a high interest loan. I am a reliable payer and have no late payments in my credit history. I am seeking to consolidate my debt because I paid for some graduate school expenses with my credit cards, as well as utilizing a higher interest personal loan. Due to the current financial economy, I was not able to obtain a student loan. I usually obtain my student loans through TERI, which is currently in reorganization and is not accepting new loans. I go to law school part time in the evening (don't hold this against me for those of you who may not be fond of lawyers) and work full time as a senior business analyst. I will be consolidating the personal loan, as well as some credit card debt. The payment of this loan ($378) will be lower than what I am currently paying for these debts ($294 for the loan, $75/month for two different credit cards that I plan to pay off). In addition, the interest rate on this loan is lower than all rates on these three items. Thank-you for your consideration - again, I have no late payments or any other negative credit history. My only issue is that I have high revolving debt because I paid for some education expenses using credit. I appreciate your consideration.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,598.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
are you graduated already?	No, I am still in law school. However, I do anticipate having enough funds to cover next year's tuition if the student loan market doesn't improve. I also work full time as a senior business analyst. Law is a mid-life (geez, I can't believe I am saying that) career change for me.
How does $378 add up to a lower payment than $294 + $75?	Hi - I am glad you asked....I had meant to type $75.00 each. It is 294 + 75 + 75 = 444. Each credit card I am paying off has a $75 payment. Thanks.

Member Payment Dependent Notes Series 369055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369055	$12,000	$12,000	9.32%	1.00%	December 30, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369055. Member loan 369055 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,750 / month
Current employer:	Project HOPE	Debt-to-income ratio:	8.68%
Length of employment:	27 years 3 months	Location:	Berryville, VA

Home town:	Winchester
Current & past employers:	Project HOPE
Education:

This borrower member posted the following loan description, which has not been verified:

Pay off auto loan and pay off credit card to get to one bill payment.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,336.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369062	$15,000	$15,000	13.16%	1.00%	December 29, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369062. Member loan 369062 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Wink Companies, LLC.	Debt-to-income ratio:	14.34%
Length of employment:	3 years 4 months	Location:	Denham Springs, LA

Home town:	New Orleans
Current & past employers:	Wink Companies, LLC., Professional Engineering Consultants
Education:	Louisiana State University-System Office (LSU)

This borrower member posted the following loan description, which has not been verified:

JC Customs provides mobile and marine audio. We also have a cutting edge men's and womens's clothing line coming out soon. We sell ATV and scooters around the Holiday season.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	18
Revolving Credit Balance:	$388.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369078	$6,000	$6,000	9.63%	1.00%	December 29, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369078. Member loan 369078 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Fujitsu Consulting	Debt-to-income ratio:	6.14%
Length of employment:	1 year	Location:	Suwanee, GA

Home town:	Brenham
Current & past employers:	Fujitsu Consulting, Ciba-Vision (a Novartis company), Hewlett-Packard
Education:	Florida State University, United Kingdom - Open University

This borrower member posted the following loan description, which has not been verified:

Pay off higher interest rate credit cards (12% - 21%)

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,455.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report says you have 13,455 in debt. Yet you are only requesting 6000. What's the rate for the rest of the debt?	The remaining debt is at 12% and the Lending Club rate to cover this amount was higher. The only Lending Club rate lower than 12% was for $6000, and so I plan to use this amount to pay off two credit cards ($4000 @ 15.99% and $2000 @ 21%).
Why do you need to borrow any money at all if you make $12,500/month?	This time last year, I had a single financial goal - to be debt-free (other than my mortgage) within 12 months. So, for most of the year I made triple and quadruple payments and put retirement saving & investing to bare minimum. I was happy to be paying less interest and really glad that I had not made many investments (so didn't lose much when the market went sour), but I did still have a nagging concern about lack of investment growth. So I decided to balance my strategy by redirecting surplus income equally to retirement saving and debt repayment. It does mean that debt will be around a bit longer than planned, but when the debt-free goal is reached (now planned for 2009), I'll also be in better position for future investment growth. - L
2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses?	(1) Yes, (2) Yes

Member Payment Dependent Notes Series 369084

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369084	$4,000	$4,000	15.37%	1.00%	December 30, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369084. Member loan 369084 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Kelly Services	Debt-to-income ratio:	18.35%
Length of employment:	4 years	Location:	winter garden, FL

Home town:	orlando
Current & past employers:	Kelly Services
Education:

This borrower member posted the following loan description, which has not been verified:

I have medical and credit cards bills that are getting overwhelming. This loan will be able to help alot because i will be able to pay just one monthly bill instead of paying all separate bills.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,272.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369114	$14,000	$14,000	11.89%	1.00%	December 30, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369114. Member loan 369114 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Con Edison	Debt-to-income ratio:	11.46%
Length of employment:	3 years	Location:	Staten Island, NY

Home town:	danberry
Current & past employers:	Con Edison, U.S.I.S
Education:	Lincoln Technical Institute

This borrower member posted the following loan description, which has not been verified:

I'm requesting this loan to pay off credit cards that have a high interest rate.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,523.00	Public Records On File:	1
Revolving Line Utilization:	35.90%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369118	$13,000	$13,000	12.21%	1.00%	December 30, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369118. Member loan 369118 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,850 / month
Current employer:	State of California	Debt-to-income ratio:	16.04%
Length of employment:	3 years	Location:	Citrus Heights, CA

Home town:	Sacramento
Current & past employers:	State of California
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate debt from several credit cards into one lower-interest payment. My girlfriend and I both have government jobs and recently bought a home. We are trying to implement a budget, tie up lose ends, and manage our money better. We are in good shape financially... especially if we can pay off these damn credit cards! Thanks!

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,671.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369197	$15,000	$15,000	12.21%	1.00%	December 29, 2008	January 2, 2012	January 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369197. Member loan 369197 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	David Burre Engineers & Survyors, Inc.	Debt-to-income ratio:	15.02%
Length of employment:	3 years 6 months	Location:	Marietta, GA

Home town:	Amman
Current & past employers:	David Burre Engineers & Survyors, Inc., L&R Promotions, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Me and my husband are in the final stages of starting a Group Home for under priviledged children. The state pays us on a monthly basis and we are currently under funded because of the amont of time it has taken to get through zoning and licensing. The current overhead including the staff payroll is $12,000 per month, we will gross $32,508.00 after we get kids placed in the home. We are so very close and we have worked incredibly hard to see this through. We need this loan to get us up and running.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,882.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What made you decide to pursue this endeavor? Very impressive pursuit but what drives you?	Assets are much better than liabilities. We want to try and help troubled kids become an asset to society instead of a liability. Too many times kids and adults get caught in a vicious cycle (jails/detention centers) and then it becomes a way of life and that becomes a huge strain (taxes) on society. We figured out a way to do something good for many people and get paid well while doing so, it's really a win/win situation.Type your answer here.

Member Payment Dependent Notes Series 369213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369213	$5,000	$5,000	16.95%	1.00%	December 29, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369213. Member loan 369213 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,167 / month
Current employer:	inskip	Debt-to-income ratio:	2.91%
Length of employment:	1 year 1 month	Location:	Pawtucket, RI

Home town:	Providence
Current & past employers:	inskip
Education:	Universal Technical Institute of Massachusetts Inc.

This borrower member posted the following loan description, which has not been verified:

i am using this money for business purposes

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,136.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of business you are in? is it a new business?	I do real estate investing.
are you buying a foreclosure in 'the bucket'? will you have the loan for the 3 yrs?	i buy rental property and do short sales... i plan on paying off the loan in less than a year

Member Payment Dependent Notes Series 369240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369240	$1,500	$1,500	12.53%	1.00%	December 30, 2008	January 2, 2012	January 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369240. Member loan 369240 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Virginia Department of Social Services	Debt-to-income ratio:	20.75%
Length of employment:	2 years	Location:	Richmond, VA

Home town:	Addis Ababa
Current & past employers:	Virginia Department of Social Services
Education:	Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

I need this loan to pay off some debt I owe and to meet some expenses during this holiday season and to send money to family overseas who are in need of financial assistance.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	56
Revolving Credit Balance:	$920.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369275	$1,525	$1,525	10.95%	1.00%	December 25, 2008	January 2, 2012	January 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369275. Member loan 369275 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Self	Debt-to-income ratio:	11.62%
Length of employment:	8 years	Location:	Berkeley, CA

Home town:	San Francisco
Current & past employers:	Self
Education:	City College of Berkeley, Ex'pressions Center for New Media, UC Berkeley, Diablo Valley College

This borrower member posted the following loan description, which has not been verified:

My reputation as a cinematographer is on the rise. I'm am currently shooting two feature length independent films. These films are not being shot on High Definition, but all subsequent films will need to be. Therefore, I must upgrade my camera to HD, as well. The camera I've chosen allows for interchangeable lenses. Having this camera will bring me more assignments due to the camera's versatility, ability to shoot using cinemagraphic lenses and my practical experience with the feature films that I have worked on already. I base this on the fact that I noted an increase in business when I upgraded in 2005 to a camera that was capable of shooting 23.98 frames-per-second. Being able to offer shooting-plus-editing packages to clients at reasonable rates is a strength in the current economic environment. After eight years of experience in my field, the projects of my client base are growing, becoming longer and more involved. I've gone from 10-20 minute projects (documentary, promo's, PSA's, ads, music videos) to feature length indie film and DVD projects. These projects require more processing speed and hard drive space than the Mac G4 I've been using can handle. I am able to pull together funding on my own to upgrade my computer, which will allow me handle more than one large project at once, and to author DVD's for my clients from the projects I edit-- better and more efficient for my clients, and more income per project for me ($1000-3000 more per project.) I work with a diverse mixture of clients -- from educational institutes to documentary producers, up-and-coming African directors, small businesses, corporate clients, production companies, rappers, rockers and other entertainers-- and have built my business using much of the same gear and software I bought will still in school. I am requesting financing for: Camera- JVC GY 100HD: est cost $4,000 Final Cut Suite2 (non academic full version software) $1,200 Thank you for your time.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,108.00	Public Records On File:	1
Revolving Line Utilization:	23.20%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain your public record?	Thank you for your question, AFern. I am not sure that I understand your question clearly. Are you requesting my CV and work samples? If so, I am happy to provide those and do maintain a web site with demo reels and a CV. Please let me know if this is what you are seeking.
Sorry for the confusion. Your credit summary shows you have one public record and it happened 109 months ago (that is 9 years or 1999). Public records are usually bankruptcies, tax liens or other financial actions that would come through the courts and show up on your credit report. Thank you for responding to the original question.	One bankruptcy nine years ago after a divorce and an experience with a previous business where I learned (the hard way) how important it is to diversify a client base so that if their business flops, you don't go down with them. I had good credit before the bankruptcy (started regular volunteer work at 12 y.o., paid work at 16) and good credit since. I own a unit-share in a well-located co-op and my monthly expenses/overhead are low. No kids, no frills. My focus is my creative work. Sorry that I did not pick up on the question the first time!

Member Payment Dependent Notes Series 369302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369302	$4,800	$4,800	9.63%	1.00%	December 30, 2008	January 2, 2012	January 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369302. Member loan 369302 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Cisco Systems	Debt-to-income ratio:	7.38%
Length of employment:	16 years	Location:	Roseville, CA

Home town:
Current & past employers:	Cisco Systems
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

Hi i'm opening a vanguard cleaning franchise and i need an additional 4800 to cover my down payment.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,399.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369355	$10,000	$10,000	14.74%	1.00%	December 30, 2008	January 3, 2012	January 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369355. Member loan 369355 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	ACSC	Debt-to-income ratio:	18.30%
Length of employment:	6 years	Location:	LONG BEACH, CA

Home town:	Elmira
Current & past employers:	ACSC, Hyatt Regency Hotels
Education:	Illinois State University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my debt so that I can make one monthly payment to get the payments under control. So that I can have all debts paid within 3 years or less so that I am able to focus on going back to school.I will use the funds to pay off 7 debts and to close the accounts that I will not be using. I realize I do not need all of these credit cards. $3500 Citibank $1700 Directs Merchants Bank $1000 WAMU $815 GAP $946 Bill-Me-Later $1410 Best Buy $507 Sears

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,155.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What payments are you making on each of the balances mentioned above?	I pay all minimum dues on time I have not been delinquent. I just want to pay all of the balances off at a better interest. If I can pay off the balances then I know that I get rid of the credit cards and pay a lump sum to one Lender!

Member Payment Dependent Notes Series 369360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369360	$1,200	$1,200	8.00%	1.00%	December 30, 2008	January 3, 2012	January 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369360. Member loan 369360 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	LSI Logic	Debt-to-income ratio:	18.78%
Length of employment:	5 years 7 months	Location:	Wichita, KS

Home town:	Zaragosa Air Force Base
Current & past employers:	LSI Logic, US Postal Service (USPS)
Education:	Wichita State University

This borrower member posted the following loan description, which has not been verified:

Just need some extra Christmas cash for the holidays.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,086.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369438	$15,000	$15,000	13.16%	1.00%	December 30, 2008	January 3, 2012	January 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369438. Member loan 369438 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	AarhusKarlshamn	Debt-to-income ratio:	7.28%
Length of employment:	4 years 9 months	Location:	Plainsboro, NJ

Home town:	USA
Current & past employers:	AarhusKarlshamn
Education:	NJIT

This borrower member posted the following loan description, which has not been verified:

Hello, I am requesting a personal loan for $15,000 as payment for graduate college fees for my wife.I am employed as a mechanical engineer for last 4 years and 6 months. Please consider my request for a personal loan. thankyou Binu Eapen

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,108.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369544	$18,800	$18,800	12.21%	1.00%	December 29, 2008	January 5, 2012	January 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369544. Member loan 369544 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Auburn University/Coosa County Extension Office	Debt-to-income ratio:	13.07%
Length of employment:	1 year 6 months	Location:	Ashland, AL

Home town:	Leeds
Current & past employers:	Auburn University/Coosa County Extension Office, Retired from Social Security Administration after 30 years employment
Education:

This borrower member posted the following loan description, which has not been verified:

I am so tired of this merry-go-round and I want off. The thing I am speaking of is credit card debt. I had very little credit card debt until I remodeled my home. At that time the bank led me to believe that I had money available to remodel when, in fact, the money was not going to be available until after the project was completed and re-appraised. By the time I realized that the money was not yet available, the contractor had already torn the siding off of my house. I felt I had no other alternative except to use the resources I had at the time, which was cash advances. After the house was completed, it did not appraise for enough to pay off the debt completely. Even though I am making timely monthly payments, this debt just will not seem to go away. My desire is to be paying on a loan that will eventually be gone. This loan will go to pay off Home Depot (21%) and American Express. I am currently paying $527 per month on these accounts. Thank you so much for your time and consideration and may God bless you for helping me to become debt free.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,554.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369630	$2,000	$2,000	8.00%	1.00%	December 29, 2008	January 5, 2012	January 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369630. Member loan 369630 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	LEwis Crane	Debt-to-income ratio:	10.51%
Length of employment:	7 months	Location:	las vegas, NV

Home town:	Chicago
Current & past employers:	LEwis Crane, Jakes Crane
Education:	Universidad de Tijauan

This borrower member posted the following loan description, which has not been verified:

I want to payoff some bills

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,270.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses?	Not at this time, the reason i want the money is to pay off some bills, so that way i can start saving money for an emergency.

Prospectus Supplement (Sales Report) No. 11 dated December 30, 2008